SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2008
GeoEye, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33015	20-2759725

(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500
(Address and Telephone Number of Principal Executive Offices)
N/A
(Former Name or Former Address, if Changed since Last Report)

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     The Company and the Audit Committee of the Board of Directors of GeoEye, Inc. (the “Company”) concluded on August 6, 2008 that the Company should restate its financial statements for the years ended December 31, 2005, 2006 and 2007 and quarterly information for such periods and for each of the quarters ended September 30, 2007 and March 31, 2008, for the following reasons:
     (1) The Company completed a detailed study analyzing its tax accounting methods in which the Company discovered that it had not correctly included in taxable income cost-share payments received from the U.S. Government under the NextView program. As a result, the Company must include previously unrecorded expenses for interest and penalties on unpaid taxes which will lower net income for those periods and create a deferred tax asset and corresponding liability on the balance sheet. However, the Company filed an application for change in method of accounting with the Internal Revenue Service (“IRS”) on August 8, 2008 which management believes will eliminate all of the tax interest and penalties. As a result, management expects that the financial impact of these corrections will be reversed in the third quarter of 2008. Management believes that reversal will result in an increase in net income for the third quarter of 2008 equal to the reduction in net income in previous periods. Management believes a second result of this accounting method change is a change in the timing of the payment of taxes on the cost-sharing payments, as described below.
     (2) The Company completed a detailed study regarding the application of Section 382 of the Internal Revenue Code of 1986 (“Section 382”) on ownership changes. Application of the findings of this study resulted in a decrease in income tax expense and related tax liabilities from the amounts reported on the Company’s Report on Form 10-K for the year ended December 31, 2007 because the previously identified ownership change occurred earlier than previously reported and thus eliminated fewer net operating losses.
     (3) In connection with an internal review, the Company identified a decrease in direct expenses in 2007 due to an overstatement of the cost of imagery purchased from third parties associated with imagery sales in 2007.
     In light of the pending restatements, the Company’s previously filed financial statements for the annual periods ended December 31, 2005, 2006, and 2007 and the quarterly reporting periods ended September 30, 2007 and March 31, 2008 should no longer be relied upon. As soon as practicable after the filing of this report on Form 8–K, the Company will file an amended annual report on Form 10-K for the year ended December 31, 2007 (the “Amended Form 10-K”), which restates the financial statements for each of the three years ended December 31, 2005, 2006 and 2007, and quarterly information for such periods, and amended quarterly reports on Form 10-Q (each, an “Amended Form 10-Q” and together, the “Amended Forms 10-Q”) for each of the quarters ended September 30, 2007 and March 31, 2008. Once they are filed, such amended reports will contain full disclosures on the matters discussed below.

Income tax related expenses and related tax liabilities are being restated to record interest and penalties which would be associated with the restated taxes related to the Company’s NextView cost share program but which management believes have been eliminated in the third quarter of 2008 .
     As part of the NextView program, the National Geospatial-Intelligence Agency agreed to pay approximately $237 million to share the cost of constructing the Company’s GeoEye-1 satellite (“GE-1”). At the time that the Company filed each of its annual reports on Form 10-K for the years ended December 31, 2005 (the “2005 Form 10-K”), 2006 (the “2006 Form 10-K”) and 2007 (the “2007 Form 10-K”), the Company believed it was appropriate to recognize for tax purposes the cost-share payments over a 7-year period following the commissioning of the GeoEye-1 satellite, which is the method that will be used to recognize the cost-share payments for financial reporting purposes. Upon reevaluation, however, the Company has determined that these payments should have been recognized, for tax purposes, as income in the year that the Company was entitled to receive them. After this determination, the Company made an application with the IRS on August 8, 2008 to change its accounting method for these payments and now expects to recognize the payments, for tax purposes, over the next four years, starting in third quarter 2008, instead of the 7-year period originally anticipated. The Company anticipates that the total amount of tax liability on these payments will not be affected by the change in accounting method; however with the change in accounting method, the timing is expected to change. The Company expects this to result in higher than previously anticipated taxable income in the four year period starting with 2008 but anticipates that this should be offset by the accelerated depreciation of GE-1 in those same years, assuming a successful launch of GE-1 and its successful operation. The related tax liability of $102 million will be placed on the balance sheet with a corresponding deferred tax asset also equal to $102 million. The liability and the deferred tax asset will correspondingly decline over time to zero, consistently offsetting each other, as the timing differences diminish.
     As a result of this reevaluation, the Company is restating its financial statements for the years ended December 31, 2005, 2006 and 2007 and quarterly information for such periods and for each of the quarters ended September 30, 2007 and March 31, 2008 to reflect the deferred tax asset and corresponding liability. In addition, the Company will record penalties and interest on the tax liability which would have applied at these times. These penalties and interest amount to $2.0 million in 2005, $13.4 million in 2006, $15.6 million in 2007 and $2.4 million in the first quarter of 2008. There will also be $2.4 million of tax related interest and penalties recorded in the interim quarterly report for the second quarter of 2008. However, the Company believes that the filing of the application for change in method of accounting with the IRS on August 8, 2008 will provide relief from the penalties and interest. As a result, management expects to reverse these expenses in its financial statements for the quarter ended September 30, 2008 when filed. The Company expects that the reversal of the penalties and interest expenses in the third quarter of 2008 will cause an increase in that period’s net income by $35.8 million.

Income tax expense was incorrectly recorded in the third and fourth quarters of 2007 due to the timing of ownership changes under the provisions of Section 382. While the change limits use of NOLs, the limitation is less than previously reported.
     The Company has completed its analysis of ownership change under Section 382, as well as similar state provisions, and concluded that GeoEye experienced an ownership change for Section 382 purposes on November 16, 2004, rather than on March 31, 2005 as reported on the 2007 Form 10-K.
     As a result of this ownership change having taken place earlier than previously reported, the Company expects to be able to utilize the $12.8 million Net Operating Losses (NOLs) it generated during the period from November 16, 2004 to March 31, 2005.  Rather than losing access to all the NOLs pre-dating March 31, 2005, the Company lost only those pre-dating November 16, 2004. This additional $12.8 million of NOLs was utilized to offset income for the year ended December 31, 2007, which resulted in $4.3 million reduction in the Company’s tax liability.
Reduction of purchased imagery expenses and related liability in the third and fourth quarters of 2007.
     In July 2008, the Company determined that pre-tax expenses and related liabilities for imagery purchased by the Company from third parties were overstated by $1.7 million in the third quarter of 2007 and $1.3 million in the fourth quarter of 2007, or an aggregate of $3.0 million in 2007. The adjustments to the Company’s purchased imagery costs do not affect the Company’s previously reported revenues; however, they do affect previously reported operating expenses, operating income, income before income taxes, income tax liability, earnings per share, balance sheet, as well as the Company’s cash flow from operating activities for the three and nine months ended September 30, 2007 and the three months and year ended December 31, 2007.
The net after tax impact of these restatements is shown in the table below:

$ Millions	Net Income			Amount expected to
				be reversed in 2008
				as an increase to
	2005	2006	2007	Net Income
As Reported	($24.3)	$23.4	$42.4

- Impact of Cost Share related issue	($2.0)	($13.4)	($15.6)	$31.0

- Impact of revised NOL availability			$4.3	$0.0

- Impact of reduced direct expenses			$2.0	$0.0

Restated	($26.3)	$10.0	$33.1

Material weaknesses related to effective monitoring of tax provisions and reconciliation of expense and liability accounts
     Management has determined that the restatements are a result of material weaknesses relating to 1) a lack of effective controls to review and monitor the accuracy of the components of the income tax provision calculation and determine the appropriate income tax treatment of the cost-share payments and the utilization of NOL; and 2) a failure to maintain effective controls to review and reconcile the expenses and related liability accounts associated with purchased imagery sales. The Company will restate its disclosures relating to its internal controls over financial reporting as of December 31, 2005, 2006 and 2007 and the quarters ended September 30, 2007 and March 31, 2008 to include the identification of the material weaknesses related to this restatement.
     The Company and the Audit Committee have discussed the matters described herein with BDO Seidman LLP, our independent registered public accounting firm. The Company is taking appropriate steps to mitigate these weaknesses.

Forward-Looking Statements
     The information provided in this report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding: our expectations of the items being restated for the annual and quarterly periods being restated and the amount by which items being restated will change; the effect of filing of an application for change in method of accounting with the IRS, including the elimination of liability for penalties and interest; the reversal of expenses for interest and penalties on unpaid taxes in the third quarter of 2008; the amount of such reversal and the impact of such reversal on the Company’s net income; the Company’s ability to launch and commission the GeoEye-1 satellite; the timing of such launch and commissioning; the adequacy of internal controls and their conformity to applicable requirements; and the results of management’s assessment of internal controls over financial reporting in the periods being restated.
     Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and GeoEye undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of these factors include, but are not limited to, unanticipated accounting issues or audit issues regarding the financial data for the periods being restated; the Company’s ability to design or improve internal controls to address issues detected by management in its assessment of internal controls; the impact upon operations of the restatement, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; general business, economic and political conditions; competitive developments in the remote imagery market; changes in applicable legislative or regulatory requirements; the reactions of the marketplace to the foregoing; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors” in its 2007 Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2008	GeoEye, Inc.
	By:	/s/ Henry E. Dubois
Henry E. Dubois
Executive Vice President & Chief Financial Officer